Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on March 1, 2007

Burr Ridge, Illinois – (February 22, 2007) BankFinancial Corporation (Nasdaq – BFIN) will review fourth quarter and full year 2006 results in a conference call and webcast for stockholders and analysts on Thursday, March 1, 2007 at 9:30 a.m. Central Standard Time (CST).

The conference call may be accessed by calling (866) 277-1184 and using participant passcode 85409459. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. CST on March 15, 2007 on our website. A copy of BankFinancial Corporation’s earnings release is scheduled to be available on our website, under the “Stockholder Information” section on the evening of February 28, 2007.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented savings bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At September 30, 2006, BankFinancial Corporation had total assets of $1.610 billion, total loans of $1.312 billion, total deposits of $1.106 billion and stockholders’ equity of $326 million. The company’s common stock trades on the Nasdaq Stock Market under the symbol BFIN.

For	Further Information Contact:
	Shareholder, Analyst and Investor Inquiries:	Media Inquiries:

	Terence C. Wise Vice President – Investor Relations BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial Corporation Telephone: 630-242-7234